Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-84304) on Form S-3 and (No. 333-64346, No. 333-134583, and No. 333-139968) on Form S-8 of Hampton Roads Bankshares, Inc. and subsidiaries of our report dated March 5, 2008, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report to shareholders, which is incorporated in this Annual Report on Form 10-K of Hampton Roads Bankshares Inc. for the year ended December 31, 2007.

Winchester, Virginia
March 10, 2008